UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2026

SYNCHRONY FINANCIAL

(Exact name of registrant as specified in its charter)

Delaware	001-36560	51-0483352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Long Ridge Road Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

(203) 585-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SYF	New York Stock Exchange
Depositary Shares Each Representing a 1/40th Interest in a Share of 5.625% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	SYFPrA	New York Stock Exchange
Depositary Shares Each Representing a 1/40th Interest in a Share of 8.250% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B	SYFPrB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On June 5, 2026, Synchrony Financial (the “Company”) issued and sold 500,000 depositary shares (the “Depositary Shares”), each representing a 1/100th ownership interest in a share of 7.250% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, par value $0.001 per share (the “Series C Preferred Stock”). The Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series C Preferred Stock on June 4, 2026. Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series C Preferred Stock (including, dividend, voting, redemption and liquidation rights).

Under the terms of the Series C Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to repurchase, redeem or otherwise acquire its common stock or any preferred stock ranking on parity with or junior to the Series C Preferred Stock, is subject to certain restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series C Preferred Stock for the immediately preceding dividend period.

The description of the terms of the Series C Preferred Stock is qualified in its entirety by reference to the Certificate of Designations, which is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the issuance of the Depositary Shares, the Company entered into a Deposit Agreement, dated as of June 5, 2026 (the “Deposit Agreement”), by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., collectively as depositary, and the holders from time to time of the depositary receipts (the “Depositary Receipts”) evidencing the Depositary Shares. The Series C Preferred Stock were deposited against the delivery of the Depositary Receipts pursuant to the Deposit Agreement. The Deposit Agreement is attached hereto as Exhibit 4.2 and the form of Depositary Receipt is attached hereto as Exhibit 4.3. The foregoing description of the Deposit Agreement is entirely qualified by reference to such exhibit, which is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Designations became effective upon filing with the Secretary of State of the State of Delaware and it amends the Company’s Amended and Restated Certificate of Incorporation. The terms of the Series C Preferred Stock are more fully described in Item 3.03 of this Current Report on Form 8-K and the Certificate of Designations, which is attached hereto as Exhibit 4.1, both of which are incorporated by reference herein.

Item 8.01. Other Events.

On June 2, 2026, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Barclays Capital Inc. and Morgan Stanley & Co. LLC as representatives of the several underwriters listed on Schedule I to the Underwriting Agreement (collectively, the “Underwriters”), to issue and sell to the Underwriters an aggregate amount of 500,000 Depositary Shares, each representing a 1/100th ownership interest in a share of the Series C Preferred Stock in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-288729) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference into this Item 8.01 and into the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

1.1	Underwriting Agreement, dated June 2, 2026, among Synchrony Financial and BofA Securities, Inc., Barclays Capital Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Schedule I thereto.

4.1	Certificate of Designations of 7.250% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, dated June 4, 2026.

4.2	Deposit Agreement, dated June 5, 2026, by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., collectively as Depositary, and the holders from time to time of the depositary receipts described therein.

4.3	Form of Depositary Receipt (included in Exhibit 4.2).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONY FINANCIAL

Date: June 5, 2026	By:	/s/ Jonathan S. Mothner
	Name:	Jonathan S. Mothner
	Title:	Executive Vice President, Chief Risk and Legal Officer